As filed with the Securities and Exchange Commission on June 10, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania	19104
(Address of Principal Executive Offices)	(Zip Code)

COHEN & COMPANY INC.

2020 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Joseph W. Pooler, Jr.

Chief Financial Officer

Cira Centre

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

(Name and address of agent for service)

(215) 701-9555

(Telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	600,000	$23.14	$13,884,000	$1,514.74
Preferred Stock Purchase Rights(3)	—	—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) of Cohen & Company Inc. (the “Registrant”) shall also cover such additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average ($23.14) of the high ($23.75) and low ($22.53) prices of the Common Stock reported by the NYSE American on June 7, 2021, which is within five (5) business days prior to the date of this Registration Statement.
(3)	Each share of Common Stock is accompanied by a right to purchase a unit consisting of one ten-thousandth of a share of the Registrant’s Series C Junior Participating Preferred Stock, par value $0.001 per share, pursuant to a Rights Agreement between the Registrant and Computershare Inc., as Rights Agent.

INTRODUCTORY NOTE

Cohen & Company Inc. (the “Registrant”) has filed this registration statement on form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 600,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), not previously registered, pursuant to the Registrant’s 2020 Long-Term Incentive Plan, as amended (the “Plan”). Such shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statement on Form S-8 concerning the Plan filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 17, 2021 (Registration No. 333-248867) (the “Prior Registration Statement”).

Effective as of April 1, 2021, the Board of Directors of the Registrant authorized the registration of an additional 600,000 shares of Common Stock under the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the Registrant is registering the additional 600,000 shares of Common Stock which may, following approval of the Plan by the Registrant’s stockholders, which occurred on June 9, 2021, be offered and sold under the Plan pursuant to this Registration Statement, and the contents of the Prior Registration Statement are incorporated by reference herein except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the Commission’s rules):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 5, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 6, 2021;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 5, 2021, February 11, 2021, March 3, 2021, March 12, 2021, May 6, 2021 and June 9, 2021, respectively;

(d)	The description of the Registrant’s shares of Common Stock contained in its registration statement on Form 8-A filed by the Registrant with the Commission on December 16, 2009 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description; and

(e)	The description of the Registrant’s preferred stock purchase rights contained in its registration statement on Form 8-A filed by the Registrant with the Commission on March 10, 2020 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (file no. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (file no. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.5	Articles Supplementary — Series A Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.6	Articles Supplementary — Series B Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.7	Articles of Amendment to change Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.8	Articles Supplementary — Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 28, 2009).

4.9	Articles of Amendment Changing Name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on January 24, 2011).

4.10	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on October 11, 2005).

4.11	Articles Supplementary — Series D Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 31, 2012).

4.12	Articles Supplementary — Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

Exhibit No.	Description

4.13	Articles of Amendment Changing Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.14	Articles of Amendment to Effectuate a Reverse Stock Split and to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.15	Cohen & Company Inc. Articles Supplementary Series F Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2019).

4.16	Form of 10.50% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on July 26, 2011).

4.17	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on June 29, 2007).

4.18	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (file no. 001-32026) filed with the Commission on March 10, 2010).

4.19	Registration Rights Agreement, dated as of May 9, 2013, by and among Institutional Financial Markets, Inc., Cohen Bros. Financial, LLC and Mead Park Capital Partners LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

4.20	Form of Indenture (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-3 (file no. 333-193975) filed with the Commission on February 14, 2014).

4.21	Section 382 Rights Agreement, dated as of August 3, 2016, by and between Institutional Financial Markets, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 3, 2016).

4.22	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 6, 2020).

4.23	Section 382 Rights Agreement, dated as of March 10, 2020, between Cohen & Company Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2020).

4.24	Cohen & Company Inc. 2020 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.24 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 17, 2020).

4.25	Amendment No. 1 to the Cohen & Company Inc. 2020 Long-Term Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2021).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on June 10, 2021.

COHEN & COMPANY INC.

By:	/s/ Lester R. Brafman
Lester R. Brafman
Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lester R. Brafman and Joseph W. Pooler, Jr., and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lester R. Brafman	Chief Executive Officer	June 10, 2021
Lester R. Brafman	(Principal Executive Officer)

/s/ Daniel G. Cohen	Chairman	June 10, 2021
Daniel G. Cohen

/s/ G. Steven Dawson	Director	June 10, 2021
G. Steven Dawson

/s/ Jack J. DiMaio, Jr.	Director	June 10, 2021
Jack J. DiMaio, Jr.

/s/ Jack Haraburda	Director	June 10, 2021
Jack Haraburda

/s/ Diana Louise Liberto	Director	June 10, 2021
Diana Louise Liberto

/s/ Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer	June 10, 2021
Joseph W. Pooler, Jr.	(Principal Financial Officer)

/s/ Douglas Listman	Chief Accounting Officer and Assistant Treasurer	June 10, 2021
Douglas Listman	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (file no. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (file no. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.5	Articles Supplementary — Series A Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.6	Articles Supplementary — Series B Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.7	Articles of Amendment to change Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 17, 2009).

4.8	Articles Supplementary — Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 28, 2009).

4.9	Articles of Amendment Changing Name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on January 24, 2011).

4.10	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on October 11, 2005).

4.11	Articles Supplementary — Series D Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 31, 2012).

4.12	Articles Supplementary — Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

4.13	Articles of Amendment Changing Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.14	Articles of Amendment to Effectuate a Reverse Stock Split and to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.15	Cohen & Company Inc. Articles Supplementary Series F Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2019).

4.16	Form of 10.50% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on July 26, 2011).

4.17	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on June 29, 2007).

4.18	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (file no. 001-32026) filed with the Commission on March 10, 2010).

4.19	Registration Rights Agreement, dated as of May 9, 2013, by and among Institutional Financial Markets, Inc., Cohen Bros. Financial, LLC and Mead Park Capital Partners LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

4.20	Form of Indenture (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-3 (file no. 333-193975) filed with the Commission on February 14, 2014).

4.21	Section 382 Rights Agreement, dated as of August 3, 2016, by and between Institutional Financial Markets, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 3, 2016).

4.22	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 6, 2020).

4.23	Section 382 Rights Agreement, dated as of March 10, 2020, between Cohen & Company Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2020).

4.24	Cohen & Company Inc. 2020 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.24 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 17, 2020).

4.25	Amendment No. 1 to the Cohen & Company Inc. 2020 Long-Term Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2021).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).